UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  11/10/2004

XTO ENERGY INC
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  1-10662

DE	75-2347769
(State or Other Jurisdiction Of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

810 Houston
Fort Worth, TX 76102
(Address of Principal Executive Offices, Including Zip Code)

(817) 885-2253
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

    On November 10, 2004, the Company entered into a new unsecured $300 million term loan agreement with Bank of America, N.A., as Administrative Agent and a syndicate of banks, as lenders. The new term credit facility is described in Item 2.03 of this report and is incorporated by reference into this Item 1.01

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

    On November 10, 2004, the Company entered into a new five-year senior unsecured term loan credit agreement with Bank of America, N.A., as Administrative Agent and a syndicate of banks, as lenders, that provides for a maximum principal loan amount of $300 million available in a single advance and a maturity date of April 1, 2010. Proceeds from the loan were used to repay amounts due under the Company's existing 5-year revolving credit facility. The term loan bears interest at LIBOR plus 0.75 percent. A ratings grid ranging from LIBOR plus 0.475 percent to 1.0 percent applies for any subsequent ratings agency changes in the Company's debt rating. The Company can prepay the outstanding principal on any date prior to the maturity date without penalty, or pay the outstanding principal amount in full at maturity. We will pay interest on the last day of the applicable interest period selected from time to time by the Company. The Company has the option of selecting one, two, three, or six month interest periods, or, to the extent funds are available as determined by the Administrative Agent, may select shorter or longer interest periods.

    Payments under the term loan may be accelerated in the event of a default as defined in the term loan agreement that are not otherwise waived or cured. Events of default under the term loan are substantially the same as the events of default under our 5-year revolving credit facility. Events of default include:

- Default in the payment of principal for one business day;

- Default in the payment of interest or any fees for three business days;

- Default in the performance of any other covenant, condition or agreement contained in the term loan agreement continuing for 30 days after notice to the Company;

- Default in the payment of principal or interest on, or breach of any other provision causing the acceleration of, any other debt of the Company whose aggregate principal amount exceeds $50 million;

- Default, that extends beyond any applicable grace period, under an International Swap Dealers Association Master Agreement that permits holders of a principal amount that exceeds $50 million to declare an early termination date or otherwise cause the acceleration of the debt prior to maturity;

- Voluntarily commencing, or having entered against the Company, a decree of bankruptcy, reorganization, insolvency or similar case; and

- A change of control

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

XTO ENERGY INC

Date: November 17, 2004.	By:	/s/ Bennie G. Kniffen
Bennie G. Kniffen
Senior Vice President and Controller